UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2014
Date of Report (Date of earliest event reported)

The MaryJane Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-182714	98-1039235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 16th Street, Suite 412 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 835-8603
Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Lease Agreement – Mountain Vista

On September 4, 2014, The MaryJane Group, Inc., a Nevada corporation (the "Company" or the “Registrant”), entered into a one year lease ("Lease") with the owners of the Mountain Vista Bed and Breakfast, located at 358 Lagoon Lane, Silverthorne Colorado. The lease commences October 1, 2014 and expires September 30, 2014. The monthly rent is $3,500 per month plus 2% of the monthly gross lodging sales. As additional consideration, the Company agreed to issue the owners of the Mountain Vista 10,000 shares of its Common Stock. Lastly, pursuant to the terms of the Lease, the Company was granted an exclusive option to purchase Mountain Vista at the market value of the premises as determined by a commercial appraisal on the option exercise date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

No.	Date	Document
10.01	September 4, 2014	Lease – Mountain Vista
10.02	September 4, 2014	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The MaryJane Group, Inc.
DATE: September 10, 2014

/s/Joel C. Schneider
Joel C. Schneider
Chief Executive Officer